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                                                                    EXHIBIT 10.4

                             SHAREHOLDERS AGREEMENT


         This Shareholders Agreement (the "Agreement") dated as of July 28, 1997, by and among Long Distance International Inc., a Florida corporation ("LDI" or the "Company"); the entities listed on Schedule 1 hereto (collectively, the "Advent Entities"); Clifford Friedland ("Friedland"); and David Glassman ("Glassman").

                                   WITNESSETH:

         WHEREAS, LDI and the Advent Entities have entered into a Stock Purchase Agreement of even date herewith ("Stock Purchase Agreement"), whereby the Advent Entities are purchasing shares of Series B Preferred Stock, par value $0.001 per share, of LDI ("Series B Preferred") and warrants (as amended, supplemented, reissued or replaced from time to time pursuant to the terms thereof, the "Warrants") to purchase shares of the common stock of LDI, par value $0.001 per share ("Common Stock");

         WHEREAS, Friedland is the Chairman of LDI, and Glassman is the President of LDI;

         WHEREAS, Friedland and Glassman each owns shares of Common Stock, and

         WHEREAS, in connection with the Advent Entities' investment in the Company, the parties to this Agreement wish to specify certain terms and conditions with respect to their rights and obligations as shareholders;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LDI, the Advent Entities, Friedland, and Glassman agree as follows:

         Section 1.                 Definitions and Interpretation.

         Capitalized terms shall have the following meanings when used in this
Agreement:

         a. "Affiliate" means a Person that is any one or more of the following: (a) in relation to any Person, another Person that controls, is controlled by or is
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                  under common control with such Person; (b) in relation to any
                  Shareholder which holds Shares as trustee, the beneficial owner of those Shares or a trustee for the same beneficial owner; (c) in relation to either Principal Shareholder, a Family Donee of such Shareholder.

         b. "Equity" means the Common Stock outstanding on a fully diluted basis assuming the conversion of all securities convertible into Common Stock and the exercise of all vested options and warrants to purchase Common Stock.

         c. "Exempt Transfer" means, with respect to shares of Common Stock held by a Principal Shareholder, (i) a gift or assignment of shares of Common Stock by such shareholder, whether on death or inter vivos, to (A) a spouse, (B) any other member of his immediate family (i.e., parents, children, including those adopted, children's direct descendants, brothers, sisters, and the spouses of the foregoing), (C) a trust the beneficiaries of which consist solely of one or more members of his immediate family or (D) a custodian under the Uniform Gifts to Minors Act or similar fiduciary for the exclusive benefit of his children; or (ii) a transfer of shares of Common Stock to the legal representatives of a shareholder upon his death or adjudication of incompetency or by any such legal representatives to any person to whom such shareholder could have transferred such shares pursuant to subclause (A), (B), (C) or (D) of clause (i) of this definition.

         d. "Family Donee" means a Person to whom an Exempt Transfer is made.

         e. "Person" means an individual, partnership, company, corporation or other legal entity, as the context requires.

         f.       "Principal Shareholder" means either of Friedland or Glassman.

         g. "Redemption Event" has the same meaning as in the Articles of Amendment to the Second Restated Articles of Incorporation filed with the Florida Secretary of State on July 23, 1997.

         h. "Shares" means shares of any class or series of the capital stock of the Company.


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         i.       "Shareholder" means any Person holding Shares beneficially or of record.

         Section 2.                 Tag-Along Rights.

         a. If either Principal Shareholder proposes to sell, assign, transfer or dispose of any Shares to any Person that is not an Affiliate of such Principal Shareholder, then such Principal Shareholder shall give written notice (a "Tag-Along Notice") to the Advent Entities at least 45 days prior to the closing of such sale or transfer. The Tag-Along Notice shall describe in reasonable detail the proposed transaction including, without limitation, the number and kind of Shares to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of the prospective purchaser or transferee.

         b. Each of the Advent Entities shall have the right, exercisable upon written notice to such Principal Shareholder within 30 days after the Tag-Along Notice is given, to participate in such transaction on the same terms and conditions specified in the Tag-Along Notice. To the extent that one or more of the Advent Entities exercise such right of participation in accordance with the terms and conditions set forth below, the amount of securities that the Principal Shareholder may sell in the transaction shall be correspondingly reduced.

         c. The Advent Entities may sell all or any part of that number of Shares owned by them determined in accordance with this subsection.

                  i. If the Principal Shareholder proposes to sell Common Stock, securities convertible into Common Stock, and/or options and warrants to purchase Common Stock, then the Advent Entities shall be entitled to sell Common Stock, securities convertible into Common Stock, and/or options and warrants to purchase Common Stock (though not necessarily securities of the same kind as, or in the same proportion as, the securities to be sold by the Principal Shareholder) equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Tag-Along Notice (assuming the conversion by the Principal Shareholder of all securities convertible into Common Stock and the exercise by him of all options and warrants to purchase Common Stock) by (ii) a fraction (the "Advent Sale Ratio"), the numerator of which is the number of shares of Common Stock owned by the Advent Entities (assuming the conversion by them of all


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securities convertible into Common Stock and the exercise by them of all options and warrants to purchase Common Stock) at the time of the sale or transfer, and the denominator of which is the aggregate number of shares of Common Stock owned by the Principal Shareholder (assuming the conversion by him of all securities convertible into Common Stock and the exercise by him of all options and warrants to purchase Common Stock) and the Advent Entities (assuming the conversion by them of all securities convertible into Common Stock and the exercise by them of all options and warrants to purchase Common Stock) at the time of the Tag-Along Notice.

                  ii. If the Principal Shareholder proposes to sell securities other than Common Stock, securities convertible into Common Stock, and options and warrants to purchase Common Stock (collectively, "Non-Common-Stock Securities"), then with respect to such the Advent Entities shall be entitled to sell LDI securities of any type, class or series with a fair market value equal to the product of (x) the fair market value of the Non-Common-Stock Securities to be sold by the Principal Shareholder, and (y) the Advent Sale Ratio.

         d. The Advent Entities shall decide among themselves which of the Advent Entities shall be entitled to participate in the transaction pursuant to this Section 2 and in what proportions.

         e. To the extent that any prospective purchaser refuses to purchase securities from the Advent Entities, the Principal Shareholder shall not sell any securities to such prospective purchaser unless and until, simultaneously with such sale, such Principal Shareholder shall purchase from the Advent Entities the securities that the Advent Entities would have otherwise been entitled to sell to the prospective purchaser pursuant to Section 2(c) at the price that the Advent Entities would have been entitled to receive from such prospective purchaser.

         f. The exercise or non-exercise of the rights of the Advent Entities hereunder to participate in one or more sales of Common Stock made by the Principal Shareholder shall not adversely affect their rights to participate in subsequent sales of Common Stock.

         g. If none of the Advent Entities elect to participate in the sale described in the Tag-Along Notice, the Principal Shareholder may, not later than 150 days



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                  following the date that the Tag-Along Notice is given to the
                  Advent Entities, consummate the transaction contemplated in the Tag-Along Notice but only on terms and conditions and at a price not more favorable to the Principal Shareholder than those described in the Tag-Along Notice. If such transaction is not consummated with such 150-day period, such transaction shall again be subject to the requirements described in this
                  Section 2.


         h. A Principal Shareholder shall not transfer any Shares to such Principal Shareholder's Affiliate unless and until such Affiliate shall have executed and delivered to the Advent Entities a written agreement in form and substance reasonably acceptable to the Advent Entities requiring such Affiliate to apply the provisions of this Section 2 mutatis mutandis to any proposed sale, transfer, assignment or disposition of the Shares such Affiliate is receiving.

         i. A Principal Shareholder shall not pledge, hypothecate, or in any way encumber any Shares except in a bona fide loan transaction that creates a mere security interest and only provided that the pledgee shall have executed and delivered to the Advent Entities an acknowledgment in form and substance reasonably acceptable to the Advent Entities requiring such pledgee to comply with the provisions of this Section 2 mutatis mutandis in connection with any proposed sale, transfer, assignment or disposition by such pledgee of the Shares such pledgee is receiving.

         j. Any attempt by a Principal Shareholder to transfer Shares in violation of this Section 2 shall be void, and LDI agrees it will not effect a transfer in violation of this Section 2 nor will it treat any alleged transferee resulting from a transfer in violation of this Section 2 as the holder of such shares without the written consent of the Advent Entities.

         k. The Principal Shareholders agree that money damages would be an inadequate remedy for its breach of their obligations under this Section 2, and therefore each Principal Shareholder consents to the entry of an injunction or a decree of specific performance to remedy any such breach.

         Section 3.                 Drag-Along Rights.

         a.       In the event that either:


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                  i. an offeror makes a bona fide binding offer to acquire all of the Equity of the Company, and the offer is accepted by Persons holding 51% or more of the Equity of the Company, provided that acceptances by any Advent Entity shall be disregarded in calculating such percentage, and the Advent Entities also accept such offer,

                  or


                  ii. an offeror makes a bona fide binding offer to acquire all or substantially all of the assets of LDI, or to acquire all the issued or outstanding Shares by means of a merger, and the offer is accepted (subject to Board of Directors or other required approval) by Persons holding 51% or more of the Equity of the Company, provided that acceptances by any Advent Entity shall be disregarded in calculating such percentage, and the Advent Entities also accept such offer,

         b.       then each party to this Agreement:

                  i. in the case of (a)(i) above, subject to subsection (c), undertakes to accept the offer in accordance with its terms and to execute all such documents and to do all such other acts or things which are necessary to transfer his Shares to the offeror in accordance with the terms of the offer; and

                  ii. in the case of (a)(ii) above, subject to subsection (c), undertakes to take all steps necessary or desirable to cause LDI to accept the offer in accordance with its terms and to consummate the transactions proposed in the offer.

         c. If, in the case of (a)(i) above, one or more holders of Equity do not accept the offer and are not legally bound to do so (such holders being referred to collectively as "Dissenters"), then the parties to this Agreement shall be released from their obligations under subsection (b)(i) unless the offeror is willing to consummate the proposed acquisition substantially in accordance with the offer notwithstanding the failure of the Dissenters to participate, in which case the parties to this Agreement shall not be released from such obligations. If, in the case of (a)(ii) above, one or more holders of Equity do not take all steps necessary or desirable to cause LDI to accept the offer and consummate the proposed transactions, and such holders are not legally bound to do so, and as a result LDI does not accept the offer or does not


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                  consummate the proposed transactions, the parties to this
                  Agreement shall be released from their obligations under subsection (b)(ii).

         d. Each party to this Agreement agrees that money damages would be an inadequate remedy for its breach of its obligations under this Section 3, and therefore consents to the entry of an injunction or a decree of specific performance to remedy any such breach.

         e. A party to this Agreement shall not transfer any Shares to such party's Affiliate unless and until such Affiliate shall have executed and delivered to the other parties a written agreement in form and substance reasonably acceptable to such other parties requiring such Affiliate to apply the provisions of this Section 3 mutatis mutandis to any proposed sale, transfer, assignment or disposition of the Shares such Affiliate is receiving.

         f. A party to this Agreement shall not pledge, hypothecate, or in any way encumber any Shares except in a bona fide loan transaction that creates a mere security interest and only provided that the pledgee shall have executed and delivered to the other parties to this Agreement an acknowledgment in form and substance reasonably acceptable to such other parties requiring such pledgee to comply with the provisions of this Section mutatis mutandis in connection with any proposed sale, transfer, assignment or disposition by such pledgee of the Shares such pledgee is receiving.

         Section 4.                 Advent Entities' Information Rights.

         For as long as the Advent Entities own Shares, LDI shall furnish each of the following documents to the Advent Entities:

         a. Within 60 days after the end of each of the first three fiscal quarters in each fiscal year, (i) LDI's unaudited consolidated financial statements, with consolidating schedules, for such fiscal quarter, certified by its principal financial officer, prepared in accordance with U.S. GAAP (except as otherwise noted in the accompanying footnotes);

         b. Within 45 days following the end of each quarter, management reports of LDI; and


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         c.       Within 120 days after the end of each fiscal year, LDI's
                  audited consolidated financial statements, with consolidating schedules, covering such fiscal year, certified by a firm of independent auditors as having been prepared in accordance with U.S. GAAP.

         Section 5.                 Termination.

         a. Upon the disposition by a party to this Agreement other than LDI of all of Shares owned by such party, such Person shall have no further rights under this Agreement. If not earlier terminated pursuant to its terms, this Agreement shall terminate on the first date on which no Shareholder who is a party to this Agreement owns any Shares.

         b. If not earlier terminated pursuant to its terms, this Agreement will terminate on the twentieth anniversary of the death or dissolution of the longest-living or longest-existing Shareholder who is a party to this Agreement.

         Section 6. Further Assurances. Each party to this Agreement shall execute, deliver and perform all such additional documents, agreements, certificates and instruments and shall take all such further actions as may be necessary or advisable to effectuate the terms and conditions of this Agreement.

         Section 7.                 INTENTIONALLY OMITTED.

         Section 8.                 Notice.

         a. All notices and other communications to be given under this Agreement, including without limitation a Tag-Along Notice, shall be in writing and shall be deemed to have been given:

                  i. on the date delivered if delivered personally or actually received by a means other than those specified in the remainder of this Section 8(a);

                  ii. on the date sent if sent by registered or certified mail, return receipt requested;


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                  iii. on the date sent if sent by overnight courier or
international air courier; or

                  iv. on the date sent if sent by facsimile transmission with electronic verification.

         b. Notice shall be given to the parties to this Agreement at the following addresses (or at such other address as a party may specify by notice pursuant to this Section 8):


                  If to the Company:

                  Long Distance International Inc.
                  888 S. Andrews Avenue, Suite 205
                  Ft. Lauderdale, Florida  33316
                  Facsimile: (954) 524-5110
                  Attention: David Glassman

                  If to any of the Advent Entities:

                  Advent International Corporation
                  101 Federal Street
                  Boston, Massachusetts  02110
                  Facsimile: (617) 443-0322
                  Attention: Olaf N. Krohg

                  If to Glassman:

                  c/o Long Distance International Inc.
                  888 S. Andrews Avenue, Suite 205
                  Ft. Lauderdale, Florida  33316
                  Facsimile: (954) 524-5110

                  If to Friedland:

                  c/o Long Distance International Inc.
                  888 S. Andrews Avenue, Suite 205




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                  Ft. Lauderdale, Florida  33316
                  Facsimile: (954) 524-5110

         Section 9.                 Miscellaneous.

         a. This Agreement supersedes all prior agreements among the parties relating to the subject hereof and is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to such subject.

         b. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws of choice of laws.

         c. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         d. Any term or provision of this Agreement may be waived at any time by any party hereto by means of a writing signed by such party.

         e. This Agreement may only be amended in a writing executed by all the parties hereto.

         f. Except as otherwise provided herein, no party hereto shall assign this Agreement or any part hereof or any rights or obligations hereunder without the prior written consent of the other parties. No such assignment shall release any party of any of obligations or liabilities it has already accrued under this Shareholders Agreement.

         g. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         h. In this Agreement, where the context permits, words denoting a specific gender shall be construed as including every gender.

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         i.       If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, then the invalid, illegal, or unenforceable part shall be replaced, if possible, by a valid, legal and enforceable provision that most closely effectuates the intent of the parties to this Agreement.

         j. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

         k. Except as otherwise provided in this Section 9(k), each certificate or other instrument evidencing any Shares owned by any party to this Agreement shall bear a legend in substantially the following form:

         "The shares of stock represented by this certificate are subject to the terms and conditions of a Shareholders Agreement among the Company, the holder of these shares, and certain other holders of shares of the Company, dated as of July 28, 1997, which contains, among other provisions, restrictions on transfer, sale or other disposition of the shares. A copy of such agreement is on file in the offices of the Company."

Any holder of any such certificate or instrument bearing the foregoing legend shall be entitled to promptly receive from LDI, without expense, a new certificate or instrument of identical tenor representing the same kind of securities and the same number or other amount thereof not bearing such legend if such securities shall have been sold or otherwise disposed of in accordance with the terms of this Agreement.

         l. Any claim, suit, action, or proceeding among any or all of the parties hereto relating to this Shareholders Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Shareholders Agreement, shall be commenced and maintained exclusively in the United States District Court for the Southern District of New York, or, if such Court lacks jurisdiction




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                  over the subject matter, in a state court of competent
                  subject-matter jurisdiction sitting in the State of New York. The parties hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. The parties further agree that venue shall be exclusively in New York County in the State of New York. The parties irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any suit, action, or proceeding brought in the State of New York has been brought in an inconvenient forum. The parties irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in Section 8 hereof; and further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of the State of New York.

                  IN WITNESS WHEREOF, LDI and the Advent Entities have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

         [Signatures begin on next page]




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                         GLOBAL PRIVATE EQUITY III L.P., a
                         Delaware limited partnership

                         By:      Advent International L.P., General Partner

                         By:      Advent International Corporation, General
                                  Partner


                         By:      _____________________________
                         Its:     _____________________________


                         GLOBAL PRIVATE EQUITY III-A L.P., a
                         Delaware limited partnership

                         By:      Advent International L.P., General Partner

                         By:      Advent International Corporation, General
                                  Partner


                         By:      _____________________________
                         Its:     _____________________________


                         GLOBAL PRIVATE EQUITY III-B L.P., a
                         Delaware limited partnership

                         By:      Advent International L.P., General Partner

                         By:      Advent International Corporation, General
                                  Partner


                         By:      _____________________________
                         Its:     _____________________________

                         GLOBAL PRIVATE EQUITY III-C L.P., a
                         Delaware limited partnership

                         By:      Advent International L.P., General Partner

                         By:      Advent International Corporation, General
                                  Partner


                         By:      _____________________________
                         Its:     _____________________________


                         ADVENT PGGM GLOBAL L.P., a Delaware
                         limited partnership

                         By:      Advent International L.P., General Partner

                         By:      Advent International Corporation, General
                                  Partner


                         By:      _____________________________
                         Its:     _____________________________


                         ADVENT EURO-ITALIAN DIRECT
                         INVESTMENT PROGRAM L.P., a Delaware
                         limited partnership

                         By:      Advent International L.P., General Partner

                         By:      Advent International Corporation, General
                                  Partner


                         By:      _____________________________
                         Its:     _____________________________

                         ADVENT PARTNERS (NA) GPE III L.P., a
                         Delaware limited partnership

                         By:      Advent International Corporation, General
                                  Partner

                         By:      _____________________________
                         Its:     _____________________________


                         ADVENT PARTNERS GPE III L.P., a Delaware limited partnership

                         By:      Advent International Corporation, General
                                  Partner

                         By:      _____________________________
                         Its:     _____________________________


                         ADVENT PARTNERS L.P., a Delaware limited partnership

                         By:      Advent International Corporation, General
                                  Partner

                         By:      _____________________________
                         Its:     _____________________________


                         FOUR SEASONS VENTURE II AS, a Norwegian
                         limited company

                         By:      _____________________________
                                  Pursuant to a Power of Attorney

                         ADVENT GLOBAL GECC III L.P., a Delaware
                         limited partnership

                         By:      Advent Global Management L.P., General
                                  Partner

                         By:      Advent International L.P., General Partner

                         By:      Advent International Corporation, General
                                  Partner


                         By:      _____________________________
                         Its:     _____________________________


                         LONG DISTANCE INTERNATIONAL INC., a
                         Florida corporation


                         By:      _____________________________
                         Its:     _____________________________


                         CLIFFORD FRIEDLAND


                         _______________________


                         DAVID GLASSMAN


                         _______________________